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                                                                    Exhibit 21.1


                   SUBSIDIARIES OF DETROIT DIESEL CORPORATION
                                (as of 12/31/99)



                                                                                            JURISDICTION OF
                                                                                        INCORPORATION/ FORMATION
SUBSIDIARY NAME

Outer Drive Holdings, Inc.                                                                 Delaware
         BYC Acquisition Corp.                                                             Delaware
         Florida Detroit Diesel-Allison, Inc.                                              Delaware
         Outer Drive Holdings-North, Inc.                                                  Delaware
Detroit Diesel Realty, Inc.                                                                Michigan
Detroit Diesel Capital Corporation                                                         Delaware
Detroit Diesel Credit Corporation                                                          Delaware
DDC MTU Americas, LLC                                                                      Delaware
Detroit Diesel Remanufacturing-North, Inc.                                                 Delaware
DDR-Holdings Corporation                                                                   Delaware
         Detroit Diesel Remanufacturing Corporation                                        Delaware
                  Detroit Diesel Remanufacturing-Central, Inc.                             Delaware
                  Detroit Diesel Remanufacturing-East, Inc.                                Delaware
                  Detroit Diesel Remanufacturing-West, Inc.                                Delaware
                     Detroit Diesel Realty Utah, Inc.                                       Utah
Detroit Diesel Export Corporation                                                          Barbados
Detroit Diesel of Canada, Ltd.                                                             Delaware
VM Holdings, Inc.                                                                          Delaware
         VM Motori, S.p.A.                                                                 Italy
         Detroit Diesel Motores do Brasil, Ltda.                                           Brazil
Detroit Diesel Overseas Distribution Corporation                                           Delaware
Detroit Diesel (Suisse) AG SA                                                              Switzerland
Detroit Diesel Overseas Corporation                                                        Delaware
         Mexico Detroit Diesel Allison Corporation                                         Texas
         Detroit Diesel-Allison de Mexico, S.A. de C.V.                                    Mexico
         Detroit Diesel Distribution Center, B.V.                                          Netherlands
         Detroit Diesel Asia Pte. Ltd.                                                     Singapore
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